Exhibit 10.1

ENERGY XXI SERVICES, LLC

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purposes of this Energy XXI Services, LLC Employee Stock Purchase Plan (the “Plan”) are to assist Eligible Employees of Energy XXI Services, LLC, a Delaware limited liability corporation (the “Employer”), and its Parent and Subsidiaries in acquiring a stock ownership interest in Energy XXI (Bermuda) Limited, a Bermuda corporation (the “Company”) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company, the Employer and its Subsidiaries.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein.  The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article III.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.4 “Committee” means the committee of the Board described in Article III.

2.5 “Company” shall mean Energy XXI (Bermuda) Limited, a Bermuda corporation.

2.6 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company, the Employer or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, contributions to pension, profit sharing, health and life insurance and other plans, expense reimbursements, fringe benefits and other special payments.

2.7 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(ii).

2.8 “Eligible Employee” shall mean an Employee of the Company, the Employer or a Designated Subsidiary: (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Employer, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code).  For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, the Employer or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

2.9 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, the Employer or any Designated Subsidiary.

2.10 “Employer” shall mean Energy XXI Services, LLC, a Delaware limited liability corporation.

2.11 “Enrollment Date” shall mean the first day of each Offering Period.

2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.13 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator.  Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for the first Trading Day immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on the date immediately prior to such date on which sales price are reported.

2.14 “Offering Document” shall have the meaning given to such term in Section 5.1.

2.15 “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 5.1 or otherwise established in accordance with Section 5.1.

2.16 “Parent” means any corporation, other than the Employer, in an unbroken chain of corporations ending with the Employer if, at the time of the determination, each of the corporations other than the Employer owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  The definition of “Parent” is intended to, and shall be construed and applied, to coincide and conform with the definition of “parent” under Section 424(e) of the Code.

2.17 “Participant” means any Eligible Employee who has executed a participation agreement and been granted rights to purchase Stock pursuant to the Plan.

2.18 “Plan” shall mean this Energy XXI Services, LLC Employee Stock Purchase Plan, as it may be amended from time to time.

2.19 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.20 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article IX; and provided, and further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.21 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.22 “Stock” means the common stock, $0.001 par value, of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article IX.

2.23 “Subsidiary” shall mean any corporation, other than the Employer, in an unbroken chain of corporations beginning with the Employer if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  The definition of “Subsidiary” is intended to, and shall be construed and applied, to coincide and conform with the definition of “subsidiary” under Section 424(f) of the Code.

2.24 “Trading Day” shall mean any day on which the Stock is actually traded.

ARTICLE III

ADMINISTRATION

3.1 Administrator.  The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with applicable law.  Appointment of Committee members shall be effective upon acceptance of appointment.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may only be filled by the Board.

3.2 Action by the Administrator.  A majority of the Administrator shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.  Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Employer or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3 Authority of Administrator.  The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Employer shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Article X.

(v) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company, the Employer, and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company or Employer as the Administrator deems appropriate.

3.4 Decisions Binding.  The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any participation agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.  Subject to Article IX, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 5,000,000 shares.  If any right granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such right shall again become available for the Plan.

4.2 Stock Distributed.  Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

5.1 Offering Periods.  Commencing with the Effective Date (as defined in Article XI) of the Plan and continuing while the Plan remains in force, the Administrator may from time to time grant or provide for the grant of rights to purchase Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator.  The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan; provided however, that in the event an Offering Period is not designated by the Administrator in the Offering Documents, the right to purchase Stock of the Company under the Plan shall be granted twice each year on January 1 and July 1 of each calendar year and the term of the Offering Period shall be six months.  The provisions of separate Offering Periods under the Plan need not be identical.  Notwithstanding the foregoing, the first Offering Period shall begin on December 1, 2008 and end on June 30, 2009.

5.2 Offering Documents.  Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i) the length of the Offering Period, which period shall not exceed twenty-seven months;

(ii) the Enrollment Date for such Offering Period;

(iii) the Purchase Date for such Offering Period;

(iv) the maximum number of shares, if any, that may be purchased by any Eligible Employee during such Offering Period; and

(v) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE VI

PARTICIPATION

6.1 Eligibility.  Any Eligible Employee who shall be employed by the Company, the Employer or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article VI and the limitations imposed by Section 423(b) of the Code.

6.2 Enrollment in Plan.  Except as otherwise set forth in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a participation agreement to the Company or the Employer prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document), in such form as the Administrator provides.  Except as provided in Section 6.7 below, an Eligible Employee may participate in the Plan only by means of payroll deduction.  Each such participation agreement shall designate a stated amount of such Eligible Employee’s Compensation to be withheld by the Company, the Employer or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan.  The stated amount may not be less than $10.00 per pay period, and may not exceed either of the following:  (i) 70% of the Compensation from which the deduction is made, or (ii) an amount which will result in noncompliance of the $25,000 limit stated in Section 6.5.  A Participant may elect to have all payroll deductions completely discontinued at any time, but an election to discontinue payroll deductions shall be deemed to be an election to withdraw pursuant to Section 8.1.  No change in payroll deductions other than complete discontinuance can be made during an Offering Period, and, specifically, once an Offering Period has commenced, a Participant may not alter the rate of his or her payroll deductions for such offering.

6.3 Payroll Deductions.  Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VIII.

6.4 Effect of Enrollment.  A Participant’s completion of a participation agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new participation agreement, withdraws from participation under the Plan as provided in Article VIII or otherwise becomes ineligible to participate in the Plan.

6.5 Limitation on Purchase of Stock.  An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Employer, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Employer or any Parent or Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time.  This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

6.6 Decrease of Payroll Deductions.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6.5, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

6.7 Leaves of Absence.  During a paid leave of absence approved by the Company or the Employer and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2), a Participant’s elected payroll deductions shall continue.  If a Participant takes an unpaid leave of absence that is approved by the Company or the Employer and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then such Participant may contribute amounts to the Plan in lieu of his elected payroll deductions or contributions in accordance with procedures established by the Administrator; provided, however, that a Participant’s contributions while on such an unpaid leave of absence may not exceed the total amount of payroll deductions that would have been made had such Participant not taken such an unpaid leave of absence.  If a Participant takes a leave of absence that is not described in the preceding sentences of this Section 6.7, then he shall be considered to have withdrawn from the Plan in accordance with Section 8.1 hereof.  Further, notwithstanding the preceding provisions of this Section 6.7, if a Participant takes a leave of absence that is described in the first or second sentence of this Section 6.7, and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan in accordance with Section 8.1 hereof on the 91st day of such leave of absence; provided, however, that if the Participant’s right to employment is guaranteed either by statute or contract, then such 90-day period shall be extended until the last day upon which such reemployment rights are so guaranteed.

ARTICLE VII

GRANT AND EXERCISE OF RIGHTS

7.1 Grant of Rights.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall, subject to the maximum number of shares of Stock specified under Section 5.2(iv) (provided that if no maximum number is specified in the Offering Document, then the maximum number shall be 15,000 shares of Stock) and the provisions of Section 6.5 above, be granted a right to purchase that number of shares of the Company’s Stock equal to the quotient of (i) the aggregate payroll deductions authorized to be withheld by such Participant in accordance with Section 6.2 hereof for such Offering Period, divided by (ii) the applicable Purchase Price of the Stock.

7.2 Exercise of Rights.  Subject to the limitations set forth in Section 6.5 hereof, each Participant in the Plan automatically and without any act on his part will be deemed to have exercised his right on each Purchase Date, to the extent that the balance then in his account under the Plan is sufficient, to purchase at the Purchase Price the whole number of shares of Stock subject to the right granted to such Participant under this Plan for such Offering Period.  No fractional shares shall be issued on the exercise of rights granted under this Plan.  The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares on each Purchase Date shall be distributed in full to the Participant after such Purchase Date.

7.3 Pro Rata Allocation of Shares.  If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to which rights are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Stock are to be exercised pursuant to this Article VII on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article X.  The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.  The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

7.4 Withholding.  At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or the Employer’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the right or the disposition of the Stock.  At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

7.5 Conditions to Issuance of Stock.

(a) Except as provided below, the Company will deliver to each Participant a certificate issued in his name for the number of shares of Stock with respect to which his rights were exercised and for which he has paid the Purchase Price.  The certificate will be delivered as soon as practicable following the Purchase Date.

In lieu of delivering share certificates directly to Participants, the Company in its discretion may take such steps as it deems necessary or advisable (including, without limitation, the execution of service agreements and contracts) to effect the delivery of shares to a broker-dealer or similar custodian designated by the Company (the “Plan Broker”) on such terms and conditions as the Company determines in its discretion.  In such event, as soon as practicable following the Purchase Date, the Company, on behalf of each Participant, shall deliver to the Plan Broker a certificate for (or shall otherwise cause to be credited with the Plan Broker) the number of shares of Stock with respect to which such Participant’s right was exercised and for which such Participant has paid the Purchase Price.  The Plan Broker shall keep accurate records of the beneficial interests of each Participant in such shares by means of the establishment and maintenance of an account for each Participant.  Fees and expenses of the Plan Broker shall be paid by the Company and/or allocated among the respective Participants in such manner as the Company determines in its discretion.  During any period that the Plan Broker arrangement described above is utilized in connection with the Plan, Participants shall be required, at such time or times as may be designated by the Company, to enter into such agreements and authorizations (the terms of which may include, without limitation, restrictions on the transfer of shares from Participants’ Plan Broker accounts) with the Plan Broker and the Company as the Company may prescribe.

(b) The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and

(ii) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(iv) The payment to the Company or Employer of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VIII

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

8.1 Withdrawal.  A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company or the Employer in a form acceptable to the Administrator.  All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.  If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company or the Employer a new participation agreement.

8.2 Future Participation.  A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company, the Employer or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8.3 Termination of Employment.

(a) If the employment of a Participant terminates prior to the Purchase Date relating to a particular Offering Period, other than by death as addressed in Section 8.3(b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment; provided, however, that if the Purchase Date for the Offering Period during which such termination of employment occurs is not a Business Day and the Participant’s employment terminates on the last Business Day of the Offering Period, then such Participant will be considered to have terminated employment, for purposes of this Section 8.3(a), on the Purchase Date. For purposes of the preceding sentence, the term “Business Day” shall mean any day except a Saturday, Sunday or other day on which national banking associations in the State of Texas are generally closed for the conduct of commercial banking business.  Following the Participant’s termination of employment as described above, the Company or Employer promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and in any right under the Plan shall terminate.

(b) If the employment of a Participant terminates due to such Participant’s death, then such Participant’s personal representative shall have the right to elect either to:

(i) withdraw the amount of the balance in the Participant’s account under the Plan at the date of such Participant’s termination of employment; or

(ii) exercise such Participant’s right to purchase Stock on the applicable Purchase Date of the Offering Period during which termination of employment occurs, in which event such personal representative shall be permitted to purchase the number of whole shares of Stock which the amount of the balance in the Participant’s account under the Plan at the date of such Participant’s termination of employment will purchase at the applicable Purchase Price (subject to Section 6.5), with any balance remaining in the Participant’s account under the Plan to be returned to such personal representative.

Such personal representative must make such election by giving notice to the Company or the Employer at such time and in such manner as the Administrator prescribes.  In the event that no such notice of election is timely received by the Company or the Employer, the personal representative will automatically be deemed to have elected as set forth in clause (i) above, and the balance in such Participant’s account under the Plan shall be promptly distributed to such personal representative.

ARTICLE IX

ADJUSTMENTS UPON CHANGES IN STOCK

9.1 Changes in Capitalization; Other Adjustments.

(a) Subject to Section 9.3, whenever any change is made in the Stock by reason of any stock dividend or by reason of subdivision, stock split, reverse stock split, combination or exchange of shares, recapitalization, reorganization, reclassification of shares, or any other similar corporate event affecting the Stock, appropriate action will be taken by the Board to make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations established in each Offering Document pursuant to Section 5.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

(b) If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all rights then outstanding under this Plan, (i) the Purchase Date for all rights then outstanding under this Plan shall be accelerated to dates fixed by the Administrator or the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) a Participant (or his legal representative) may make a lump-sum deposit prior to the Purchase Date in lieu of the remaining payroll deductions (or remaining Participant contributions under Section 6.7) which otherwise would have been made, and (iii) upon such effective date any unexercised rights shall expire.

9.2 No Adjustment Under Certain Circumstances.  No adjustment or action described in this Article IX or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

9.3 No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Administrator or the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an outstanding right or the Purchase Price of the Stock subject to an outstanding right.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION

10.1 Amendment, Modification and Termination.  The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares that may be sold pursuant to rights under the Plan under Section 4.1 (other than any adjustment as provided by Article IX); (b) materially increase the benefits accruing to Participants under the Plan; (c) change the class of individuals who may be granted rights under the Plan; (d) extend the term of the Plan; or (e) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

10.2 Rights Previously Granted.  Except as provided in Article IX or this Article X, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

10.3 Certain Changes to Plan.  Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s or the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

ARTICLE XI

TERM OF PLAN

The Plan shall become effective on the first December 1 following its adoption by the Board and the Employer, subject to approval by the stockholders in accordance with U.S. Treasury Regulation Section 1.423-2(c) within twelve months after its adoption by the Board (the “Effective Date”).  No right may be granted under the Plan prior to such stockholder approval.  The Plan shall be in effect until November 30, 2018, unless sooner terminated under Article X.  No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Restriction upon Assignment.  A right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant.  Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant.  The Company or the Employer shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder.  With respect to shares of Stock subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3 Interest.  No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company or the Employer.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices.  All notices or other communications by a Participant to the Company or the Employer under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or the Employer at the location, or by the person, designated by the Company or the Employer for the receipt thereof.

12.6 Equal Rights and Privileges.  All Eligible Employees of the Company, the Employer or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds.  All payroll deductions received or held by the Company or the Employer under the Plan may be used by the Company or the Employer for any corporate purpose, and the Company or the Employer shall not be obligated to segregate such payroll deductions.

12.8 Reports.  Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights.  Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the  Employer or any Parent or Subsidiary or to affect the right of the Employer or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares.  Each Participant shall give prompt notice to the Company or the Employer of any disposition or other transfer of any shares of Stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, the provisions shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

12.12 Governing Law.  The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Texas without regard to otherwise governing principles of conflicts of law.

HOU:2834367.4